Exhibit 23.3

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
December 10, 2018
Berry Petroleum Corporation
16000 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
Ladies and Gentlemen:
We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, and to the use of information from, and the inclusion of, our report of third party dated January 31, 2018, containing our opinion of the proved reserves and future net revenues, as of December 31, 2017, of Berry Petroleum Corporation and the letter addendum thereto dated June 28, 2018, presenting the results of a Price Sensitivity Case, in the form and context in which they appear in the Registration Statement on Form S-1 of Berry Petroleum Corporation and the related prospectus that is a part thereof. We further consent to the reference to DeGolyer and MacNaughton under the heading “EXPERTS” in the Registration Statement and related prospectus.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716